Exhibit 10.13
SALE PARTICIPATION AGREEMENT
November 17, 2006
To: The Person whose name is
      set forth on the signature page hereof
Dear Sir or Madam:
          You have entered into an Exchange and Purchase Agreement with Hercules Holding II, LLC, a Delaware limited liability company and the parent entity of the Company (“Hercules Holding”), and/or a Management Stockholder’s Agreement, dated as of the date hereof, between HCA Inc., a Delaware corporation (the “Company”), and you (the “Stockholder’s Agreement”) relating to (i) Rollover Stock (as defined in the Stockholder’s Agreement); (ii) Rollover Options (as defined in the Stockholder’s Agreement); (iii) the purchase by you of Purchased Stock (as defined in the Stockholder’s Agreement); and/or (iv) the grant by the Company to you of new options (together with the Rollover Options, “Options”) to purchase shares of common stock, par value $0.01 per share, of the Company (“Common Stock”). The undersigned, Bain Capital Fund IX, L.P., KKR Millennium Fund L.P., KKR 2006 Fund L.P. and ML Global Private Equity Fund, L.P. (each, an “Investor” and, collectively, the “Investors”), who each hold interests in Hercules Holding, hereby agree with you as follows, effective as of the Closing Date (as defined in the Stockholder’s Agreement):
          1. (a) In the event that at any time on or after the Closing Date any of the Investors (together with any of their respective affiliates, to the extent provided for in Paragraph 9 hereof, the “Selling Investors”) proposes to sell, directly or indirectly, for cash or any other consideration any shares of Common Stock owned, directly or indirectly, by it, in any transaction other than a Public Offering (as defined in the Stockholder’s Agreement) or a sale, directly or indirectly, to an affiliate of the Selling Investors, then, unless the Selling Investors are entitled to and do exercise the drag-along rights pursuant to Paragraph 7 below and the Drag Transaction is consummated, solely to the extent you are a Senior Management Stockholder (as defined in the Stockholder’s Agreement) or the provisions hereof are otherwise applicable to you pursuant to and in accordance with Section 11 of the Stockholder’s Agreement or as a result of a decision by the Board (as defined in the Stockholder’s Agreement), after consultation with the Chief Executive Officer of the Company, to extend the rights under this Section 1 to you, the Selling Investors will notify you or your Management Stockholder’s Estate or Management Stockholder’s Trust (as such terms are defined in the Stockholder’s Agreement, and collectively with you, the “Management Stockholder Entities”), as the case may be, in writing (a “Notice”) of such proposed sale (a “Proposed Sale”) specifying the principal terms and conditions of the Proposed Sale (the “Material Terms”) including (A) the amount of Common Stock to be included in the Proposed Sale, (B) the percentage of the outstanding Common Stock at the time the Notice is given that is represented by the number of shares to be included in the Proposed Sale, (C) the price per share of Common Stock subject to the Proposed Sale, including a description of any pricing formulae and of any non-cash consideration sufficiently detailed to permit valuation thereof, (D) the Tag Along Sale Percentage of the initial Selling Investor and

(E) the name and address of the Person (as defined in the Stockholder’s Agreement) to whom the Offered Stock is proposed to be issued.
          (b) If, within 10 business days after the delivery of Notice under Section 1(a), the Selling Investors receive from the Management Stockholder Entities a written request (a “Request”) to include in the Proposed Sale an amount of Common Stock held by the Management Stockholder Entities that does not exceed the Tag Along Sale Percentage multiplied by the total number of shares of Common Stock held by the Management Stockholder Entities in the aggregate (which Request shall be irrevocable except (a) as set forth in clauses (c) and (d) of this Section 1 below or (b) if otherwise mutually agreed to in writing by the Management Stockholder Entities and the Selling Investor(s)), the Common Stock held by you will be so included to the extent and as otherwise provided herein; provided that only one Request, which shall be executed by the Management Stockholder Entities, may be delivered with respect to any Proposed Sale for Common Stock held by the Management Stockholder Entities. Promptly after the execution of the Sale Agreement, the Selling Investors will furnish the Management Stockholder Entities with a copy of the Sale Agreement, if any. For purposes of this Section 1(b), the “Tag Along Sale Percentage” shall mean the fraction, expressed as a percentage, determined by dividing the number of shares of Common Stock to be purchased from the initial Selling Investor by the total number of shares of Common Stock owned directly or indirectly by such initial Selling Investor.
          (c) Notwithstanding anything to the contrary contained in this Agreement, if any of the economic terms of the Proposed Sale change, including without limitation if the per share price will be less than the per share price disclosed in the Notice, or any of the other principal terms or conditions will be materially less favorable to the selling Management Stockholder Entities than those described in the Notice, the prospective Selling Investors will provide written notice thereof to each Management Stockholder Entity who has made a Request and each such Management Stockholder Entity will then be given an opportunity to withdraw the offer contained in such holder’s Request (by providing prompt (and in any event within five (5) business days; provided that, notwithstanding the foregoing, if the proposed closing with respect to the Proposed Sale is to occur within five (5) business days or less, no later than three (3) business days prior to such closing) written notice of such withdrawal to the Selling Investors), whereupon such withdrawing Management Stockholder Entity will be released from all obligations thereunder.
          (d) If the Selling Investors do not complete the Proposed Sale by the end of the 180th day following the date of the effectiveness of the Notice, each selling Management Stockholder Entity may elect to be released from all obligations under the applicable Request by notifying the Selling Investors in writing of its desire to so withdraw. Upon receipt of that withdrawal notice, the Notice of the relevant Management Stockholder Entities shall be null and void, and it will then be necessary for a separate Notice to be furnished, and the terms and provisions of clauses (a) and (b) of this Section 1 separately complied with, in order to consummate such Proposed Sale pursuant to this Section 1, unless the failure to complete such proposed sale resulted from any failure by any selling Management Stockholder Entity to comply with the terms of this Section 1.
          2. (a) The number of shares of Common Stock which the Management Stockholder Entities will be permitted to include in a Proposed Sale pursuant to a Request will be the lesser of (A) the number of shares of Common Stock such Management Stockholder Entities have offered to sell in the Proposed Sale as set forth in the Request and (B) the number of shares of Common Stock determined by multiplying (i) the number of shares of Common Stock to be included in the Proposed Sale by (ii) a fraction the numerator of which is the number of shares of Common Stock owned by the Management Stockholder Entities plus all shares of Common Stock which they are then entitled to acquire under any unexercised portion of Options, to the extent such Option is then exercisable or would become exercisable as a result of the consummation of the Proposed Sale, and the denominator of which is the total number of shares of Common Stock owned by the Management Stockholder Entities and all other Persons participating in such sale as tag-along sellers pursuant to Other Management Stockholder Agreements (as defined in the Stockholder’s Agreement) or other agreements (all such participants, together with the Selling Investors, the “Tag Along Sellers”) plus all shares of Common Stock which the Tag Along Sellers are then entitled to acquire under any unexercised portion of Options, to the extent such Options are then exercisable or would become exercisable as a result of the consummation of the Proposed Sale, plus all shares of Common Stock owned by the Selling Investors (the lesser of (A) or (B), the “Pro Rata Share”).
          (b) Any remaining shares of Common Stock subject to the Proposed Sale that would be allocated to the Tag Along Sellers if each had offered to sell a number of shares equal to the Tag Along Sale Percentage multiplied by the number of shares of Common Stock held by it shall be allocated to each Tag Along Seller in an amount up to the excess of (i) the Tag Along Sale Percentage multiplied by the number of shares of Common Stock held by such Tag Along Seller over (ii) its Pro Rata Share, or as the Tag Along Sellers and the Selling Investors and any other Persons participating in such sale may otherwise agree.
          3. Except as may otherwise be provided herein, shares of Common Stock subject to a Request will be included in a Proposed Sale pursuant hereto and in any agreements with purchasers relating thereto on the same terms and subject to the same conditions applicable to the shares of Common Stock which the Selling Investors propose to sell (directly or indirectly) in the Proposed Sale (with appropriate adjustments, as determined in good faith by the Selling Investors, in the event that the Investors are proposing to transfer interests in Hercules Holding). Such terms and conditions shall include, without limitation: the sale price; the payment of fees, commissions and expenses; the provision of, and customary representations and warranties as to, information reasonably requested by the Selling Investors covering matters regarding the Management Stockholder Entities’ ownership of shares; and the provision of requisite indemnification; provided that any indemnification provided by the Management Stockholder Entities shall be pro rata in proportion with the number of shares of Common Stock to be sold; provided, further, that no Management Stockholder Entity shall be required to indemnify any Person for an amount, in the aggregate, in excess of the gross proceeds received in such Proposed Sale. Notwithstanding anything to the contrary in the foregoing, if the consideration payable for shares of Common Stock is securities and a Management Stockholder Entity is not able to acquire such securities under U.S., foreign or state securities laws, such Management Stockholder Entity shall be entitled to receive an amount in cash equal to the value of any such securities such Person would otherwise be entitled to receive.
          4. Upon delivering a Request, the Management Stockholder Entities will, if requested by the Selling Investors, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Selling Investors with respect to the shares of Common Stock which are to be sold by the Management Stockholder Entities pursuant hereto (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will contain customary provisions and will provide, among other things, that the

Management Stockholder Entities will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (if such shares are certificated) representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder Entities’ agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder Entities’ behalf with respect to the matters specified therein.
          5. The Management Stockholder Entities’ right pursuant hereto to participate in a Proposed Sale shall be contingent on the Management Stockholder Entities’ material compliance with each of the provisions hereof and the Management Stockholder Entities’ respective willingness to execute such documents in connection therewith as may be reasonably requested by the Selling Investors.
          6. If the consideration to be paid in exchange for shares of Common Stock in a Proposed Sale pursuant to Section 1 includes any securities, and the receipt thereof by a Selling Investor and Management Shareholder Entity would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (b) the provision to any selling Management Shareholder Entity of any information regarding the Company, its subsidiaries, such securities or the issuer thereof that would not be required to be delivered in an offering solely to a limited number of “accredited investors” under Regulation D promulgated under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder, such Selling Investor and Management Shareholder Entity shall not, subject to the following sentence, have the right to sell shares of Common Stock in such proposed sale. In such event, the Selling Investors shall have the right to cause to be paid to such selling Management Shareholder Entity in lieu thereof, against surrender of the shares of Common Stock which would have otherwise been sold by such selling Management Shareholder Entity to the prospective buyer in the proposed sale, an amount in cash equal to the Fair Market Value (as defined in the Stockholder’s Agreement) of such shares of Common Stock as of the date such securities would have been issued in exchange for such shares of Common Stock.
          7. (a) If any of the Investors (together with their respective affiliates) propose to transfer, directly or indirectly, a number of shares of Common Stock equal to 50% or more of the Current Selling Investors Ownership Share Number (such Person, the “Drag-Along Purchaser”), then if requested by the Investors, the Management Stockholder Entities shall be required to sell a number of shares of Common Stock equal to the aggregate number of shares of Common Stock held by the Management Stockholder Entities (including shares of Common Stock underlying exercisable Options) multiplied by a fraction, the numerator of which is the number of shares of Common Stock proposed to be sold (directly or indirectly) by the Investors (together with their respective affiliates) and the denominator of which is the Current Selling Investors Ownership Share Number (such transaction, a “Drag Transaction”).
     (b) Shares of Common Stock held by the Management Stockholder Entities included in a Drag Transaction will be included in any agreements with the Drag-Along Purchaser relating thereto on the same terms and subject to the same conditions applicable to the shares of Common Stock which the Investors propose to sell in the Drag Transaction (provided that appropriate adjustments, as determined in good faith by the Investors, shall be made in the event the Investors are proposing to transfer interests in Hercules Holding). Such terms and conditions shall include, without limitation: the pro rata reduction of the number of shares of Common Stock to be sold by the Investors and the Management Stockholder Entities to be included in the Drag Transaction if required by the Drag-Along Purchaser; the sale price; the payment of fees, commissions and expenses; the provision of, and representation and warranty as to, information reasonably requested by the Investors covering matters regarding the Management Stockholder Entities’ ownership of shares; and the provision of requisite indemnification; provided that any indemnification provided by the Management Stockholder Entities shall be pro rata in proportion with the number of shares of Common Stock to be sold; provided, further, that no Management Stockholder Entity shall be required to indemnify any Person for an amount, in the aggregate, in excess of the proceeds received in such Proposed Sale.
          (c) Your pro rata share of any amount to be paid pursuant to Paragraph 3 or 7(b) shall be based upon the number of shares of Common Stock intended to be transferred by the Management Stockholder Entities plus the number of shares of Common Stock you would have the right to acquire under any unexercised portion of the Option which is then vested or would become vested as a result of the Proposed Sale or Drag Transaction, assuming that you receive a payment in respect of such Option.
          (d) Notwithstanding anything to the contrary in the foregoing, if the consideration payable for shares of Common Stock is securities and a Management Stockholder Entity is not able to acquire such securities under U.S., foreign or state securities laws, such Management Stockholder Entity shall be entitled to receive an amount in cash equal to the value of any such securities such Person would otherwise be entitled to receive.
          8. For purposes of this Agreement, the “Current Selling Investors Ownership Share Number” shall mean the sum of (x) the product of (A) the aggregate number of shares of Common Stock issued and outstanding as of the date of the proposed Drag Transaction, as applicable, times (B) the Investors HoldCo Ownership Percentage (as defined in the Stockholder’s Agreement) as of such date (calculated, in the case of a Proposed Sale pursuant to Section 1, solely with respect to the Selling Investors, and with respect to a Drag Transaction, with respect to all of the Investors), times (C) the HoldCo Company Ownership Percentage (as defined in the Stockholder’s Agreement) as of such date and (y) the number of shares of Common Stock owned directly by the Selling Investors (or all Investors, in the case of a Drag Transaction) and their respective affiliates as of such date.
          9. The obligations of the Selling Investors hereunder shall extend only to the Management Stockholder Entities and any transferees (“Permitted Transferees”) who (a) are Other Management Stockholders (as defined in the Stockholder’s Agreement), (b) are party to a Management Stockholder’s Agreement with the Company and (c) have acquired Common Stock pursuant to a Permitted Transfer (as defined in the Stockholder’s Agreement), and none of the Management Stockholder Entities’ successors or assigns, with the exception of any Permitted Transferee and only with respect to the Common Stock acquired by such Permitted Transferee pursuant to a Permitted Transfer, shall have any rights pursuant hereto.

          10. If the Investors or any of them transfer, directly or indirectly, any of their interests in the Company or Hercules Holding to an affiliate of any of the Investors, such affiliate shall assume the obligations hereunder of the Investors.
          11. This Agreement shall terminate and be of no further force and effect on the occurrence of the earlier of the IPO (as defined in the Stockholder’s Agreement) or a Change in Control.
          12. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to such party’s address as set forth below or at such other address or to such other person as the party shall have furnished to each other party in writing in accordance with this provision:
          If to the Investors, to them at the following addresses:
Merrill Lynch Global Private Equity
Four World Financial Center, Floor 23
New York, NY 10080
Attention:    George A. Bitar
Telecopy:   (212) 449-1119
and
Bain Capital Partners, LLC
111 Huntington Avenue
Boston, MA 02199
Attention:   Chris Gordon
Telecopy:   (617) 516-2010
and
Kohlberg Kravis Roberts & Co. L.P.
2800 Sand Hill Road, Suite 200
Menlo Park, CA 94025
Attention:    James C. Momtazee
Telecopy:    (650) 233-6584
with copies to:
Hercules Holding II, LLC
c/o Merrill Lynch Global Private Equity
Four World Financial Center, Floor 23
New York, NY 10080

Attention: George A. Bitar
Telecopy:   (212) 449-1119
and
Bain Capital Partners, LLC
111 Huntington Avenue
Boston, MA 02199
Attention:    Chris Gordon
Telecopy:    (617) 516-2010
and
Kohlberg Kravis Roberts & Co. L.P.
2800 Sand Hill Road, Suite 200
Menlo Park, CA 94025
Attention:    James C. Momtazee
Telecopy:    (650) 233-6584
and
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: David J. Sorkin, Esq.
Telecopy: (212) 455-2502
          If to the Company, to the Company at the following address:
HCA Inc.
One Park Plaza
Nashville, TN 37203
Attention: General Counsel
Telecopy: (615) 344-1531
with a copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: David J. Sorkin, Esq.
Telecopy: (212) 455-2502
          If to you, to you at the address first set forth above herein;
          If to your Management Stockholder’s Estate or Management Stockholder’s Trust, to the address provided to the Company by such entity.

          13. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement. In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. Such arbitration process shall take place in Nashville, Tennessee. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party shall bear its own legal fees and expenses, unless otherwise determined by the arbitrator; provided that if the Management Stockholder substantially prevails on any of his or her substantive legal claims, then the Investors shall reimburse all legal fees and arbitration fees incurred by the Management Stockholder to arbitrate the dispute. Each party hereto hereby irrevocably waives any right that it may have had to bring an action in any court, domestic or foreign, or before any similar domestic or foreign authority with respect to this Agreement.
          14. This Agreement may be executed in counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.
          15. It is the understanding of the undersigned that you are aware that no Proposed Sale is contemplated and that such a sale may never occur.
          16. This Agreement may be amended by the Investors at any time upon notice to the Management Stockholder thereof; provided that any amendment (i) that materially disadvantages the Management Stockholder shall not be effective unless and until the Management Stockholder has consented thereto in writing and (ii) that disadvantages a class of stockholders that in more than a de minimus way but less than a material way shall require the consent of a majority of the equity interests held by such affected class of stockholders.
[Signatures on following pages]

          If the foregoing accurately sets forth our agreement, please acknowledge your acceptance thereof in the space provided below for that purpose.

Very truly yours,

BAIN CAPITAL FUND IX, L.P.

By:	BAIN CAPITAL PARTNERS IX, L.P.,
its general partner

By:	BAIN CAPITAL INVESTORS, LLC, its general partner

By:

Name:
Title:

KKR MILLENNIUM FUND, L.P.

By:	KKR ASSOCIATES MILLENNIUM L.P.,
its general partner

By:	KKR MILLENNIUM GP LLC,
its general partner

By:

Name:
Title:

KKR 2006 FUND L.P.

By:	KKR Associates 2006 L.P.
its General Partner

By:	KKR 2006 GP LLC
its General Partner

By:
Name:
Title:
[signature page to Sale Participation Agreement]

ML GLOBAL PRIVATE EQUITY FUND, L.P.

By:	MLGPE LTD, its General Partner

By:

Name:
Title:
[signature page to Sale Participation Agreement]

Accepted and agreed this day of

2006.

Name:

[signature page to Sale Participation Agreement]